Exhibit 99.1

FOR IMMEDIATE RELEASE

March 31, 2020

CONTACT:
Investor Relations - (301) 968-9300

AGNC Investment Corp. Provides Company Update
Bethesda, MD – March 31, 2020 – AGNC Investment Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) today announced the following updates with respect to its business operations and portfolio management.
“The market disruption and dislocations arising out of the global COVID-19 pandemic have been unprecedented, significantly reducing liquidity in virtually every asset class,” said Gary Kain, the Company’s Chief Executive Officer and Chief Investment Officer. “Specifically, the volatility and lack of liquidity we experienced in mid-March in Agency mortgage-backed securities (“Agency MBS”) reached levels I had never witnessed over the span of my 30-year career. Starting in late February and throughout March, the Company took aggressive actions to counter these extremely challenging market conditions in an effort to strengthen our liquidity position and mitigate risk. Importantly, the unprecedented actions by the Federal Reserve over the last several weeks, in particular its substantial acquisitions of Agency MBS, have significantly improved valuations and stabilized the broader mortgage market.
“As a result of the improvement in Agency MBS valuations and our actions, AGNC’s leverage and liquidity levels have returned to recent norms. As such, we believe that the worst is behind us for our Agency MBS portfolio, which allows us to focus on positioning the portfolio to benefit from the opportunities presented by the current market environment.”
AGNC today announced the following updates as of close of business on March 27, 2020:

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Tangible net book value per common share is estimated to be between $12.35 and $13.25, after deductions for common and preferred dividends declared through March 31, 2020, a year-to-date decline of approximately 25 - 30%.

•	AGNC has had access to Agency MBS repurchase agreement (“repo”) funding without interruption and has timely met all margin calls received.

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Cash and unencumbered Agency MBS are estimated to be approximately $3.7 billion, which does not include approximately $1.3 billion of capital plus excess margin held at our broker-dealer subsidiary Bethesda Securities or $0.3 billion of unencumbered non-Agency securities.

•	AGNC’s “at risk” leverage is estimated to be approximately 9.7x, which is within our typical operating range, and AGNC’s on-balance sheet leverage is estimated to be approximately 7.4x.

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AGNC’s total investment portfolio is estimated to be approximately $91 billion, which includes approximately $21 billion of To-Be-Announced (“TBA”) Agency MBS and $1.1 billion of non-Agency securities.

•	The Company has fully implemented a remote work environment to address the operating risks associated with the global COVID-19 pandemic.
The estimates for tangible net book value; cash, unencumbered Agency MBS, capital and excess margin held at Bethesda Securities, and non-Agency securities; “at risk” leverage; and portfolio size and composition, including total TBA and non-Agency securities, are unaudited and have not been verified or reviewed by any third party. Management’s estimates are derived from third party pricing service estimates as of March 27, 2020. Intra-period estimates, including those derived from daily pricing services, are subject to inherent uncertainties, especially in light of recent market volatility and reduced pricing transparency for some assets. Actual amounts may be materially different and are subject to change over time. The Company undertakes no obligation to update or revise these estimates.
For further information or questions, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities (including the levels of market volatility and transaction price discovery), and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.